UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2010, Torvec issued the following press release concerning the retirements of three directors from the company's board. Each the directors furnished the company with a letter explaining his decision to retire and these letters are attached as exhibits to this Current Report (Form 8-K).

Torvec Seeks Increased Profile, Accepts Director Retirements
ROCHESTER, NY--(Marketwire - October 25, 2010) - Richard A. Kaplan, Chief Executive Officer of Torvec, Inc. (OTCBB: TOVC), announced today that Torvec has accepted the retirements of Daniel R. Bickel, Herbert H. Dobbs and Joseph B. Rizzo as members of the company's board of directors effective immediately. The directors' decision was based upon their desire to help position the company to attract director leadership of a national and international caliber and reputation while maintaining the character of limited size. The board of directors has the authority to fill the vacancies resulting from the retirements.

In retirement letters sent to the company's board of directors, each of Messrs. Bickel, Dobbs and Rizzo expressed their common view that Torvec is positioned well for the future: "I am not retiring out of any sense of disappointment with the company and/or disagreement with its policies. To the contrary, I have never been more enthusiastic about Torvec's possibilities for economic success than I am with the board appointment of Richard Kaplan as the company's new chief executive officer."

Richard Kaplan and the Gleasman family thanked the directors for their long and steadfast service:

"All of us at Torvec wish to express our gratitude to Dan, Herb and Joe for their dedication to Torvec and to the development of the company's technologies. Without their guidance, we would not be where we are today. Their insight and energy will always be welcome at Torvec."

This news release contains forward looking statements regarding Torvec's future economic performance and prospects that are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec's SEC reports, including its most recent Report on Form 10-K.

About Torvec, Inc.

Torvec, Inc. is a publicly traded company that develops advanced automotive and related energy saving technologies that increase transportation safety, mobility, fuel efficiency and reduce pollutants. Torvec's chief products and intellectual property include its Full Terrain Vehicle (FTV®), infinitely variable transmission, IsoTorque® differential and hydraulic pump and motor. For additional information, please visit www.torvec.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 28, 2010	By:	Keith E. Gleasman

Name: Keith E. Gleasman
Title: President

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Exhibit Index

Exhibit No.	Description

1	Dobbs Retires
2	Bickel Retirement
3	Rizzo Retires